Exhibit 99.2
Broadcom Corporation to Acquire Percello Ltd.
Broadcom Expands Its Broadband Carrier Access Portfolio with the
Addition of Percello’s Femtocell Technology
IRVINE, Calif. — October 26, 2010 — Broadcom Corporation (Nasdaq: BRCM), a global leader in semiconductors for wired and wireless communications, today announced that it has signed a definitive agreement to acquire Percello Ltd., a privately-held company that develops system-on-a-chip (SoC) solutions for femtocells. Femtocells are small, low power cellular base stations that extend coverage indoors where signals are weak. Used primarily in residential and enterprise business settings, femtocells communicate with a service provider’s network through a broadband connection, allowing users to continue using their mobile devices without losing connectivity. The acquisition of Percello is expected to enable Broadcom to lower overall bill of material cost and accelerate the time to market for best-in-class and energy-efficient femtocell technology.
“Percello’s energy-efficient and cost-optimized femtocell architecture augments our portfolio of highly integrated solutions for broadband connectivity and provides significant benefits for our customers and end users,” said Greg Fischer, Vice President and General Manager of Broadcom’s Broadband Carrier Access line of business. “As wireless data usage continues to expand, this technology is well-positioned to enable wireless carriers to offload both data and voice traffic, while offering subscribers better cell reception in the home and office and accelerating the introduction of new ‘converged’ mobile broadband services.”
“Percello’s femtocell technology delivers a simple and cost-effective solution that enables service providers to quickly and easily extend wireless cellular access as well as offering advanced applications and services to their subscribers,” said Shlomo Gadot, Chief Executive Officer, Percello. “The combination of Percello’s high performance femtocell solutions and Broadcom’s broadband portfolio provides significant benefits including greater efficiencies, accelerated time to market and a world-class technology and engineering talent base.”
“The femtocell market has turned the corner in 2010 with more than 1 million femtocells global shipments expected by conservative estimates this year. By 2015 we see more than 50 million femtocells being shipped annually with WCDMA femtocells making up the bulk of the market,” said Aditya Kaul, Practice Director, Mobile Networks, ABI Research. “This is driven by the consumers’ desire to be connected at all times, the need for increased data capacity in networks coupled with wireless service providers deploying fast, simple and cost-effective upgrades to support base stations and accelerate the introduction of advanced services like presence and location based alerts, multimedia syncing and sharing, smart phone applications and enhanced mobile video services to their subscribers.”
In connection with the acquisition, Broadcom expects to pay approximately $86 million, net of cash assumed from Percello, to acquire all of the outstanding shares of capital stock and other rights of Percello. The purchase price will be paid in cash, except that a portion of such purchase price attributable to unvested employee stock options will be paid in Broadcom restricted stock units. Additional consideration of up to $12 million in cash will be reserved for future payment to the former holders of Percello capital stock and other rights upon satisfaction of certain performance goals. A portion of the cash consideration payable to the stockholders will be placed into escrow to cover indemnity obligations. Excluding any purchase accounting related adjustments and fair value measurements, Broadcom expects the acquisition of Percello to be approximately neutral to earnings per share in 2011. The boards of directors of the two companies have approved the acquisition. The transaction is expected to close in Broadcom’s fourth quarter, 2010 or by the end of Broadcom’s first quarter, March 31, 2011 and remains subject to customary closing conditions.

About Percello
Percello is a fabless semiconductor company offering highly integrated and low-cost digital baseband processors for WCDMA and LTE Femtocells. Founded in 2007, Percello provides innovative and customized solutions that address the key business and technological challenges of equipment vendors in the emerging Femtocell market. Percello’s proven Femtocell SoC offerings reduce costs, lower power consumption, ease integration efforts, shorten development time and enhance flexibility.
About Broadcom
Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.
Broadcom, one of the world’s largest fabless communications semiconductor companies, with 2009 revenue of $4.49 billion, and holds more than 4,500 U.S. and 1,900 foreign patents, and has more than 7,800 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.
A FORTUNE 500® company, Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.

Cautions regarding Forward-Looking Statements:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, statements regarding references to the anticipated benefits to Broadcom related to its acquisition of Percello, including lowering its BOM cost and accelerating the time to market of femtocell solutions, benefits to Broadcom’s customers, the impact of the acquisition on Broadcom’s earnings, and the expected completion and timing of the transaction. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
Important risk factors that may cause such a difference for Broadcom in connection with the acquisition of Percello include, but are not limited to:
•	the ability of the parties to successfully consummate the transactions contemplated by the acquisition agreement and related transaction documents,

•	unexpected variations in market growth and demand for femtocell products and technologies,

•	the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production,

•	integration issues,

•	costs and unanticipated expenditures,

•	changing relationships with customers, suppliers and strategic partners,

•	potential contractual, intellectual property or employment issues,

•	the risk that anticipated benefits of the acquisition may not be realized, and

•	accounting treatment and charges.
Additional factors that may cause Broadcom’s actual results to differ materially from those expressed in forward-looking statements include, but are not limited to the list that can be found at http://www.broadcom.com/press/additional_risk_factors/Q42010.php. Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.
Broadcom ®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.
Contacts:

Broadcom Media Relations:	Broadcom Investor Relations:

Dana Brzozkiewicz	Chris Zegarelli

Senior Public Relations Representative	Director, Investor Relations

949-926-6367	949-926-7567

danabrz@broadcom.com	czegarel@broadcom.com